Exhibit 99.2

                    Point Proxy Card POINT THERAPEUTICS, INC.
                PROXY SOLICITED BY THE BOARD OF DIRECTORS Special
                    Meeting of Stockholders - March 15, 2002

        Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Donald R. Kiepert, Jr. and Peter B. Finn, or each or any of them, with full power of substitution, as proxies for those signing on the reverse side to act and vote at the Special Meeting of Stockholders of Point Therapeutics, Inc., to be held on March 15, 2002 and at any adjournments thereof as indicated upon all matters referred to on the reverse side, as more fully described in the Proxy Statement for the Special Meeting, and, in their discretion, upon any other matters which may properly come before the Special Meeting.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL NUMBERS 1 AND 2.

        A vote FOR the approval of the merger agreement and FOR proposal number 2 is recommended by the Board of Directors.

PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

-----------
[Graphic    Please mark your
 Omitted]   votes as in this
            example
-----------

                                 For      Against  Abstain
                                 -------  -------  -------
1.  To approve the Agreement
and Plan of Merger, dated as
of November 15, 2001, among
Point Therapeutics, Inc.,
HMSR Inc. and PT Acquisition
Corp.
                                 -------  -------  -------

                                 For      Against  Abstain
                                 -------  -------  -------
2. To approve, in their
discretion, such other
matter or matters which may
properly come before the
Special Meeting or any and
all postponement(s) or
adjournment(s) thereof.
                                 -------  -------  -------

                                                            Please read the reverse side of
                                                            this card.

                                                            PLEASE VOTE, SIGN, DATE AND RETURN
                                                            THE PROXY CARD PROMPTLY USING THE
                                                            ENCLOSED ENVELOPE.


                                                            HAS YOUR ADDRESS     DO YOU HAVE ANY
                                                            CHANGED?             COMMONTS?

                                                            --------------------------------------

                                                            --------------------------------------


  SIGNATURE                                                 DATE
            ------------------------------------------------     ---------------------------------
      NOTE: Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees or other Fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should give his or her title.